Exhibit 13

OFFICE OF DASH AND ASSOCIATES

ONE LIBERTY PLAZA

165 BROADWAY

23RD FLOOR

NEW YORK CITY, NEW YORK, 10006

MAIN-LINE: (877) 709-1472

FAX: (888) 994-9958

CONFIDENTIAL AND PRIVILEGED

To:	Susan Veres
From:	Amber Barger, esq.
Re:	Legal Opinion Letter
Date:	September 1, 2020
Comments:	See Enclosed.

The enclosed contains privileged and confidential information intended only for the use of the addressee named above. If you are not the intended recipient, or the employee or agent responsible for delivering it to the intended recipient, you are hereby notified that any dissemination or copy of this letter is strictly prohibited. If you have received this in error, please notify us immediately via email and return the original copies to us at the above address via U.S. Mail. Thank you.

DANIEL SWEENEY, ESQ

Under contract

CHRISTOPHER RAY, ESQ

MA & NH

Under contract

DAVID GOULD, ESQ

Under contract

AMBER BARGER, ESQ.

not admitted to New York bar

Under contract

AL MARMERO, ESQ.

Under contract

HEATHER SEIDEN, ESQ.

Under contract

REBECCA LARSON, ESQ.

Under contract

LUIGI CINIGLIO, ESQ.

Under contract

MARIA PALACIOS, ESQ.

Under contract

ANTHONY CAMPBELL, ESQ

not admitted to New York bar

Under contract

THE OFFICE OF DASH & ASSOCIATES ONE LIBERTY PLAZA 165 BROADWAY, 23RD FLOOR NEW YORK CITY, NEW YORK 10006 September 1, 2020

THE BEBOP CHANNEL CORPORATION

FILE NUMBER:

0001757-MB

SETTLEMENTS CONTACT

SETTLEMENTS@DASHATONELIBERTY.COM

ADMINISTRATION AND SETTLEMENTS

DASH & ASSOCIATES

ONE LIBERTY PLAZA

165 BROADWAY

23RD FLOOR

NEW YORK CITY, NY, 10006

TELEPHONE: (877) 709-1472

FACSIMILE: (888) 994-9958

www.dashatoneliberty.com

Via Certified Letter

Ms. Veres Royal

Chief Executive Officer

The BeBop Channel Corporation

PO Box 231143

178 Columbus Avenue

New York, NY 10023

Re:	Legal Opinion Letter for The BeBop Channel Corporation

Dear Ms. Veres Royal:

I have acted, at your request, as special counsel to The BeBop Channel Corporation, a New York corporation (the “Company”), for the purpose of rendering an opinion as to the legality of 900,000 shares of common stock offered by the Company at $1.00 per share of Company common stock, par value $0.0001 per share to be offered and distributed by Company (the “Shares”) pursuant to an Offering Statement filed under Regulation A of the Securities Act of 1933, as amended, by Company with the U.S. Securities and Exchange Commission (the “SEC”) on form 1-A, for the purpose of registering the offer and sale of the Shares (“Offering Statement”).

In rendering this opinion, I have reviewed (a) true copies of the Articles of Incorporation of Company; (b) the By-Laws of Company; (c) The Regulation A Offering Statement authorizing the issuance of the Shares; (d) and such other documents of the Company as I have deemed necessary and relevant to the matter opined upon herein.

The BeBop Channel Corporation

I have assumed (a) all of the documents referenced herein (collectively, the “Documents”) have been duly authorized and executed; (b) the Documents are legally valid, binding, and enforceable in accordance with their respective terms; and (c) the status of the Documents as legally valid and binding instruments is not affected by any (i) violations of statutes, rules, regulations or court or governmental orders, or (ii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

Based upon my review described herein, it is my opinion the Shares are duly authorized and when/if issued and delivered by Company against payment therefore, as described in the offering statement, will be validly issued, fully paid, and non-assessable.

I hereby consent to the filing of this opinion as Exhibit 13 to the Offering Statement and to the reference to my firm under the caption “LEGAL OPINION LETTER” in the Offering Circular constituting a part of the Offering Statement. We assume no obligation to update or supplement any of the opinion set forth herein to reflect any changes of law or fact that may occur following the date hereof.

Very truly yours,

AMBER BARGER, ESQ. amber.barger@dashatoneliberty.com (877) 709-1472 ext. 1007 UNDER CONTRACT

CC:	Susan Veres